Calculation of Filing Fee Tables
S-8
GENERAL DYNAMICS CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	457(a)	10,000,000	$ 347.05	$ 3,470,500,000.00	0.0001381	$ 479,276.05
Total Offering Amounts:						$ 3,470,500,000.00		$ 479,276.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 479,276.05
Offering Note
[1]	This Registration Statement on Form S-8 covers 10,000,000 shares of common stock, par value $1.00 per share, of the Registrant (the "Common Stock") offered under the General Dynamics Corporation 401(k) Plan 3.0, the General Dynamics Corporation 401(k) Plan 6.0, the General Dynamics Corporation 401(k) QACA Plan, and the General Dynamics Corporation 401(k) Plan for Represented Employees (collectively, the "Plans"), the assets of each of which are held for investment through the General Dynamics Corporation 401(k) Plan Master Trust. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may become issuable in the event of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on June 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources